Exhibit 32.1


                            Certification Pursuant to
                             18 U.S.C. Section 1350,
                             As Adopted Pursuant To
                  Section 906 of the Sarbanes-Oxley Act of 2002

     In connection with the quarterly report on Form 10-Q of Glimcher Realty Trust (the "Company") for the period ended March 31, 2005, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Michael
P. Glimcher, Chief Executive Officer, President and Trustee of the Company (Principal Executive Officer), certify, to the best of my knowledge, pursuant to 18 U.S.C. ss.1350, as adopted pursuant to ss.906 of the Sarbanes-Oxley Act of 2002, that:


     1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



     Date:  April 29, 2005                  /s/ Michael P. Glimcher
            ---------------                 ---------------------------------
                                            Michael P. Glimcher
                                            Chief Executive Officer,
                                            President and Trustee
                                            (Principal Executive Officer)



     A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Glimcher Realty Trust and will be retained by Glimcher Realty Trust and furnished to the Securities and Exchange Commission or its staff upon request.